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                                                                  EXHIBIT 23-1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (33-50719) of our report dated January 25, 2002 relating to the financial statements and financial statement schedule, which appears in New York State Electric & Gas Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 5, 2002